UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2005
Block Communications, Inc.

(Exact name of registrant as specified in its charter)

Ohio	333-96619	34-4374555

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

541 N. Superior Street Toledo, Ohio	43660

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 724-6257
Check the appropriate box below if the Form 8-K is intended to satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 13, 2005, the Company entered into a Purchase Agreement for the sale of $150 million principal amount of 8 1/4% Senior Notes due 2015. Closing of the sale, which is subject to customary conditions, is scheduled for December 22, 2005.
     The Company will use the net proceeds of the offering, together with borrowings under anticipated new senior credit facilities, to repurchase or redeem all of its outstanding 9 1/4% Senior Subordinated Notes due 2009, the outstanding principal amount of which was $175.0 million as of September 30, 2005, to repay all of its outstanding indebtedness under its existing senior credit facilities, which was $73.5 million as of September 30, 2005, and for general corporate purposes. The Senior Notes will be offered to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The Senior Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOCK COMMUNICATIONS, INC.
By	/s/ Gary J. Blair

Gary J. Blair Executive Vice President and Chief Financial Officer
Date: December 15, 2005